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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 9/23/2021

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4462

Delaware	36-1823834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 500, Northbrook, Illinois 60062

(Address of principal executive offices, including zip code)

(847) 446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each exchange on which registered
Common Stock, $1 par value	SCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on June 10, 2021, Stepan Company (“Stepan”) entered into a Note Purchase and Master Note Agreement by and among Stepan, NYL Investors LLC, the Purchasers named in the Purchaser Schedule attached thereto (the “Initial Purchasers”) and each other New York Life Affiliate (as defined therein) from time to time party thereto (the “Agreement”). On September 23, 2021, pursuant to the Agreement, Stepan issued and sold to the Initial Purchasers $50 million in aggregate principal amount of its 2.37% Senior Notes, Series 2021-B, due September 23, 2028 (the “Notes”).

The Notes will bear interest at a fixed rate of 2.37% with interest to be paid semi-annually. Principal amortization for the Notes is contractually scheduled with equal annual payments beginning on September 23, 2024 and on each September 23 thereafter to and including September 23, 2027, with the outstanding principal balance due at maturity on September 23, 2028.

As previously disclosed, the Agreement requires the maintenance of certain financial ratios and covenants that are similar to Stepan’s existing long-term debt and provides for customary events of default. Generally, if an event of default occurs, subject to certain exceptions, the holders of more than 51% in aggregate principal amount of the Notes outstanding under the Agreement may declare all Notes to be immediately due and payable. Stepan may at any time and from time to time prepay all or a portion of the Notes at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus a make-whole premium. In addition, as previously disclosed, Stepan Specialty Products, LLC, a wholly-owned subsidiary of Stepan (“Stepan Specialty Products”), and Stepan Surfactants Holdings, LLC, a wholly-owned subsidiary of Stepan (“Stepan Surfactants Holdings”), entered into a subsidiary guaranty (the “Subsidiary Guaranty”) whereby Stepan Specialty Products and Stepan Surfactants Holdings agreed to guarantee Stepan’s obligations under the Notes and the Agreement.

The foregoing summary of the terms of the Agreement and the Subsidiary Guaranty is qualified in its entirety by reference to the full text of the Agreement and the Subsidiary Guaranty, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Description
10.1

Note Purchase and Master Note Agreement dated as of June 10, 2021, by and among Stepan Company, NYL Investors LLC and the purchasers thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed on June 14, 2021)

10.2

Subsidiary Guaranty dated as of June 10, 2021 by and between Stepan Specialty Products, LLC and Stepan Surfactants Holdings, LLC relating to the Note Purchase and Master Note Agreement dated as of June 10, 2021, by and among Stepan Company, NYL Investors LLC and the purchasers thereto (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of the Company filed on June 14, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: September 24, 2021	By:	/s/ David G. Kabbes
David G. Kabbes
Vice President, General Counsel and Secretary